Exhibit 99.2
Offering Memorandum Excerpts
For the purposes of this Exhibit:
“Berry” means Berry Corporation (bry).
“Berry Merger” means the transactions contemplated by the definitive agreement and plan of merger entered into on September 14, 2025 pursuant to which Berry combined with CRC on December 18, 2025 in an all-stock transaction.
“CRC,” the “Company,” “we,” “us,” “our” or similar terms refer to California Resources Corporation and its subsidiaries on a consolidated basis.
“Transactions” means, collectively, (i) the Berry Merger, (ii) the extinguishment of Berry’s outstanding debt, and (iii) the issuance of the Existing 2034 Notes.
“Unrestricted Subsidiaries” means certain of CRC’s subsidiaries that do not guarantee CRC’s outstanding senior notes.
The unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2025 included in this Exhibit presents the results of operations giving pro forma effect to the Transactions as if they had occurred on January 1, 2025. The unaudited pro forma historical financial data for the year ended December 31, 2025 were derived from the unaudited pro forma condensed combined financial statements of CRC filed as Exhibit 99.3 to CRC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report on Form 10-K”), which have been prepared from the audited historical consolidated financial statements of CRC and the unaudited historical consolidated financial statements of Berry for the period from January 1, 2025 through December 17, 2025. Pro forma financial data contains certain reclassification adjustments to conform the respective historical Berry financial statement presentation to CRC’s financial statement presentation.
The pro forma financial data included in this Exhibit is presented to reflect the Transactions for illustrative purposes only. If the Transactions had occurred in the past, the operating results might have been materially different from those presented in the pro forma financial data. The pro forma financial data should not be relied upon as an indication of operating results that would have been achieved if the Transactions contemplated therein had taken place on the specified date. For additional information regarding the pro forma data included herein, see our pro forma financial statements, together with the related notes thereto, filed as Exhibit 99.3 to our Annual Report on Form 10-K.
Neither the historical nor pro forma results are necessarily indicative of our future operating results. The summary financial data presented below are qualified in their entirety by reference to, and should be read in conjunction with, our historical and pro forma financial statements and related notes filed with our Annual Report on Form 10-K.
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	Historical CRC		Pro Forma
	Year ended December 31,		Year Ended December 31
	2025	2024	2025
(in millions)	(Audited)		(Unaudited)
Other Supplementary Data (unaudited):
Adjusted EBITDAX(1)	1,241	1,006	1,453
Free cash flow(2)	543	355	545

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The following table represents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of adjusted EBITDAX.

	Historical CRC		Pro Forma
	Year ended December 31,		Year ended December 31,
	2025	2024	2025
(in millions)	(Audited)		(Unaudited)
Net income (loss)	$ 363	$ 376	$ 300
Interest and debt expense	106	87	135
Depreciation, depletion and amortization	511	388	601
Income tax provision	139	140	122
Exploration expense	2	2	2
Interest income	(11)	(19)	(11)
Equity loss from unconsolidated subsidiaries	4	—	4
Unusual, infrequent and other items	(6)	(91)	142
Non-cash items
Accretion expense	114	87	129
Stock-based compensation	24	23	34
Taxes related to acquisition accounting and other	—	12	—
Pension and post-retirement benefits	(5)	1	(5)
Adjusted EBITDAX	$ 1,241	$ 1,006	$ 1,453

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The following table presents a reconciliation of net cash provided by operating activities to free cash flow.

	Historical CRC		Pro Forma
	Year ended December 31,		Year ended December 31,
	2025	2024	2025
(in millions)	(Audited)		(Unaudited)
Net cash provided by operating activities	$ 865	$ 610	$ 974
Capital investments	(322)	(255)	(429)
Free cash flow	543	355	545

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Production and Operating Data
The following table sets forth summary data with respect to CRC’s pro forma production, prices and results of its oil and gas operations, giving effect to the Transactions as if they had been completed as of the first day for each of the periods presented thereby.

Year ended December 31, 2025
CRC Pro Forma
Average Daily Net Production:
Oil (MBbl/d)	130
NGLs (MBbl/d)	10
Natural gas (MMcf/d)	123
Total net production (MBoe/d)	161

Year ended December 31, 2025
CRC Pro Forma
Average Daily Net Production:
Oil (MBbl/d)	130
NGLs (MBbl/d)	10
Natural gas (MMcf/d)	123
Total net production (MBoe/d)	161

Total Production (MMBoe)	59

Average realized prices:
Oil with hedge ($/Bbl)	$ 67.49
Oil without hedge ($/Bbl)	65.90
NGLs ($/Bbl)	44.32
Natural gas ($/Mcf)	3.54

Average benchmark prices:
Brent oil ($/Bbl)	$ 68.22
WTI oil ($/Bbl)	64.81
NYMEX Henry Hub ($/MMBtu)	3.43

Average costs per Boe:
Operating costs	$ 24.48
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As of and for the year ended December 31, 2025, our subsidiaries that are not guarantors of the Notes at closing accounted for approximately 13% of our property, plant and equipment, net, 9% of our pro forma average daily net production, 14% of our pro forma total operating revenues and 13% of our pro forma adjusted EBITDAX.
As of and for the year ended December 31, 2025, our Unrestricted Subsidiaries accounted for approximately 7% of our property, plant and equipment, net, none of our pro forma net production volumes, 5% of our pro forma total operating revenues and 8% of our pro forma adjusted EBITDAX.
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As of March 6, 2026, we had $2 million of available cash and cash equivalents (excluding $15 million of restricted cash) and $42 million drawn under our Revolving Credit Facility.